Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Provides Update on Digital Commercial Partnership with Meta Platforms

Declares Quarterly Cash Dividend of $0.05 Per Share Payable on March 29, 2024

Company to Cancel Today’s Conference Call

SANTA MONICA, CALIFORNIA, March 5, 2024 – Entravision Communications Corporation (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced financial results for the three- and twelve-month periods ended December 31, 2023, and provided an update on its digital commercial partnership with Meta Platforms. Entravision is canceling the conference call scheduled for 5 p.m. Eastern Time today.

Digital Commercial Partnerships Business Update

Through Entravision Global Partners, our digital commercial partnerships business, the Company acts as an intermediary between primarily global media companies and advertisers. These global media companies include Meta, for whom the Company acts as an Authorized Sales Partner (ASP), ByteDance, X Corp., Spotify, Snap and Pinterest, as well as other media companies, in 31 countries throughout the world.

On March 4, 2024, the Company received a communication from Meta that it intends to wind down its ASP program globally and end its relationship with all of its ASPs, including Entravision, by July 1, 2024. For full year 2023, the Company estimates Meta's ASP program represented approximately $23.8 million of the Company’s $57.7 million total consolidated EBITDA and $586.4 million of the Company’s $1,106.9 million of total consolidated revenue. Entravision has initiated a review of its operating strategy and cost structure and will provide an update on associated plans as soon as practicable.

As of December 31, 2023, Entravision reported $118.9 million of cash and marketable securities. The Company is in compliance with all debt covenants under its current credit facility and, except for quarterly principal scheduled payments, has no maturities under that facility until March 17, 2028.

"While we are disappointed in Meta’s decision, we are confident in Entravision’s long-term opportunities given the strength of our advertising and marketing platforms and the need for our solutions globally. We are conducting an extensive review of our strategy and cost structure to reinforce our operating foundation and ensure we are best positioned to capitalize on Entravision’s global, market leading advertising, media and technology solutions. Our balance sheet is solid with a strong cash position to support the business as we navigate these changes,” said Michael Christenson, Chief Executive Officer.

Entravision Communications

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Net revenue	$320,063	$296,328	8%	$1,106,867	$956,209	16%
Cost of revenue - digital (1)	237,520	191,965	24%	800,401	623,916	28%
Operating expenses (2)	57,380	57,249	0%	220,449	197,776	11%
Corporate expenses (3)	14,458	22,635	(36)%	50,294	49,404	2%
Foreign currency (gain) loss	611	860	(29)%	900	2,972	(70)%

Consolidated EBITDA (4)	16,246	36,524	(56)%	57,666	103,090	(44)%

Free cash flow (5)	$(2,076)	$19,299	*	$7,394	$63,325	(88)%

Net income (loss)	$(18,051)	$725	*	$(15,621)	$20,169	*
Net (income) loss attributable to redeemable noncontrolling interest	$(157)	$-	*	$(158)	$-	*
Net (income) loss attributable to noncontrolling interest	$-	$(2,353)	(100)%	$342	$(2,050)	*
Net income (loss) attributable to common stockholders	$(18,208)	$(1,628)	1018%	$(15,437)	$18,119	*

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.02)	950%	$(0.18)	$0.21	*

Weighted average common shares outstanding, basic	88,193,240	85,158,189		87,901,938	85,391,163
Weighted average common shares outstanding, diluted	88,193,240	85,158,189		87,901,938	87,769,762
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $2.3 million and $2.8 million of non-cash stock-based compensation for the three-month periods ended December 31, 2023 and 2022, respectively, and $9.5 million and $5.7 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2023 and 2022, respectively.
(3)
Corporate expenses include $4.4 million and $9.2 million of non-cash stock-based compensation for the three-month periods ended December 31, 2023 and 2022, respectively, and $14.2 million and $14.3 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2023 and 2022, respectively.
(4)
Consolidated EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated EBITDA because that measure is defined in our 2017 Credit Agreement and 2023 Credit Agreement, and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated EBITDA less cash paid for income taxes, net interest expense, capital expenditures (less amounts reimbursed by landlord) and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Net revenue for the fourth quarter and full year of 2023 increased primarily due to an increase in advertising revenue from our digital commercial partners business, and from various acquisitions, which did not fully contribute to our financial results in the comparable prior period. The increase was partially offset by a decrease in political advertising revenue in our television and audio segments.

Cost of revenue for the fourth quarter and full year of 2023 increased primarily due to the increase in digital advertising revenue.

Operating expenses for the fourth quarter of 2023 remained constant.

Entravision Communications

Operating expenses for the year ended December 31, 2023 increased primarily due to expenses associated with the increase in advertising revenue, increases in salary expense and non-cash stock-based compensation, rent expense, and expenses from various acquisitions, which did not fully contribute to our financial results in the comparable prior period.

Corporate expenses for the fourth quarter of 2023 decreased primarily due to non-recurring severance expense incurred in the fourth quarter of 2022 upon the passing of our former Chief Executive Officer, and due to a decrease in bonus expense.

Corporate expenses for the year ended December 31, 2023 increased primarily due to professional service fees, audit fees and rent expense, partially offset by a decrease in severance expense incurred in 2022 upon the passing of our former Chief Executive Officer, and due to a decrease in bonus expense.

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.05 per share on the Company's Class A and Class U common stock, in an aggregate amount of $4.4 million. The quarterly dividend will be payable on March 29, 2024 to shareholders of record as of the close of business on March 15, 2024, and the common stock will trade ex-dividend on March 14, 2024. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 8.

Balance Sheet and Related Metrics

Cash and marketable securities as of December 31, 2023 totaled $118.9 million. Total debt as defined in the Company’s credit agreement was $210.6 million. Net of $50 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 2.8 times as of December 31, 2023. Net of total cash and marketable securities, total leverage was 1.6 times.

Unaudited Segment Results (In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	% Change	2023	2022	% Change
Net Revenue
Digital	$274,865	$230,137	19%	$932,730	$747,103	25%
Television	31,130	45,812	(32)%	120,937	144,730	(16)%
Audio	14,068	20,379	(31)%	53,200	64,376	(17)%
Total	$320,063	$296,328	8%	$1,106,867	$956,209	16%

Cost of Revenue - Digital (1)	$237,520	$191,965	24%	$800,401	$623,916	28%

Operating Expenses (1)
Digital	$26,012	$22,553	15%	$95,767	$74,130	29%
Television	21,023	22,989	(9)%	80,882	81,958	(1)%
Audio	10,345	11,707	(12)%	43,800	41,688	5%
Total	$57,380	$57,249	0%	$220,449	$197,776	11%

Corporate Expenses (1)	$14,458	$22,635	(36)%	$50,294	$49,404	2%

Foreign currency (gain) loss	$611	$860	(29)%	$900	$2,972	(70)%

Consolidated EBITDA (1)	$16,246	$36,524	(56)%	$57,666	$103,090	(44)%

(1) Cost of revenue, operating expenses, corporate expenses, and consolidated EBITDA are defined on page 2.

Entravision Communications

About Entravision Communications Corporation

Entravision is a global advertising solutions, media and technology company. Over the past three decades, we have strategically evolved into a digital powerhouse, expertly connecting brands to consumers in the U.S., Latin America, Europe, Asia and Africa. Our digital segment, the company’s largest by revenue, offers a full suite of end-to-end advertising services. We have commercial partnerships with Meta, X Corp. (formerly known as Twitter), TikTok, and Spotify, and marketers can use our Smadex and other platforms to deliver targeted advertising to audiences around the globe. In the U.S., we maintain a diversified portfolio of television and radio stations that target Hispanic audiences and complement our global digital services. Entravision remains the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Kimberly Orlando
Chief Financial Officer and Treasurer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com
cyoung@entravision.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
Net revenue	$320,063	$296,328	$1,106,867	$956,209
Expenses:
Cost of revenue - digital	237,520	191,965	800,401	623,916
Direct operating expenses	33,688	35,106	128,470	122,611
Selling, general and administrative expenses	23,692	22,143	91,979	75,165
Corporate expenses	14,458	22,635	50,294	49,404
Depreciation and amortization	7,671	6,485	28,007	25,697
Change in fair value of contingent consideration	6,400	7,400	(2,539)	14,210
Impairment charge	12,278	1,600	13,267	1,600
Foreign currency (gain) loss	611	860	900	2,972
Other operating (gain) loss	609	1,393	609	382
	336,927	289,587	1,111,388	915,957
Operating income (loss)	(16,864)	6,741	(4,521)	40,252
Interest expense	(4,503)	(3,651)	(17,291)	(10,876)
Interest income	1,600	948	5,055	2,864
Dividend income	3	—	35	20
Realized gain (loss) on marketable securities	1	(59)	(93)	(532)
Gain (loss) on debt extinguishment	—	—	(1,556)	—
Income before income taxes	(19,763)	3,979	(18,371)	31,728
Income tax (expense) benefit	1,712	(3,254)	2,750	(11,559)
Net income (loss)	(18,051)	725	(15,621)	20,169
Net (income) loss attributable to redeemable noncontrolling interest	(157)	—	(158)	—
Net (income) loss attributable to noncontrolling interest	—	(2,353)	342	(2,050)
Net income (loss) attributable to common stockholders	$(18,208)	$(1,628)	$(15,437)	$18,119

Basic and diluted earnings (loss) per share:
Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.02)	$(0.18)	$0.21

Cash dividends declared per common share, basic and diluted	$0.05	$0.03	$0.20	$0.10

Weighted average common shares outstanding, basic	88,193,240	85,158,189	87,901,938	85,391,163
Weighted average common shares outstanding, diluted	88,193,240	85,158,189	87,901,938	87,769,762

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$105,739	$110,691
Marketable securities	13,172	44,528
Restricted Cash	770	753
Trade receivables, net of allowance for doubtful accounts	235,837	224,713
Assets held for sale	301	—
Prepaid expenses and other current assets	30,036	27,238
Total current assets	385,855	407,923
Property and equipment, net	71,475	61,362
Intangible assets subject to amortization, net	51,784	61,811
Intangible assets not subject to amortization	195,174	207,453
Goodwill	90,672	86,991
Deferred income taxes	4,991	2,591
Operating leases right of use asset	43,941	44,413
Other assets	22,054	8,297
Total assets	$865,946	$880,841

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$9,969	$5,256
Accounts payable and accrued expenses	254,802	237,415
Operating lease liabilities	7,282	5,570
Total current liabilities	272,053	248,241
Long-term debt, less current maturities, net of unamortized debt issuance costs	199,552	207,292
Long-term operating lease liabilities	45,665	42,151
Other long-term liabilities	23,009	30,198
Deferred income taxes	59,381	67,590
Total liabilities	599,660	595,472

Redeemable noncontrolling interest	43,758	—

Stockholders' equity
Class A common stock	8	8
Class B common stock	—	—
Class U common stock	1	1
Additional paid-in capital	743,246	776,298
Accumulated deficit	(519,812)	(504,375)
Accumulated other comprehensive income (loss)	(915)	(1,510)
Total stockholders' equity	222,528	270,422
Noncontrolling interest	-	14,947
Total equity	222,528	285,369
Total liabilities, redeemable noncontrolling interest and equity	$865,946	$880,841

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(18,051)	$725	$(15,621)	$20,169
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,671	6,485	28,007	25,697
Impairment charge	12,278	1,600	13,267	1,600
Deferred income taxes	(10,796)	(557)	(10,965)	(3,708)
Non-cash interest	91	238	355	1,314
Amortization of syndication contracts	113	120	471	468
Payments on syndication contracts	(114)	(166)	(480)	(470)
Non-cash stock-based compensation	6,645	12,039	23,698	20,034
(Gain) loss on marketable securities	(1)	59	93	532
(Gain) loss on disposal of assets/business	748	(37)	737	(636)
(Gain) loss on debt extinguishment	—	—	1,556	—
Change in fair value of contingent consideration	6,400	7,400	(2,539)	14,210
Changes in assets and liabilities, net of businesses acquired and disposed of:
(Increase) decrease in trade receivables, net	(25,508)	(31,983)	(9,247)	(9,687)
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	15,025	2,200	7,826	2,017
Increase (decrease) in accounts payable, accrued expenses and other liabilities	11,578	2,652	38,038	7,377
Net cash provided by operating activities	6,079	775	75,196	78,917
Cash flows from investing activities:
Proceeds from sale of assets/business	175	37	258	2,708
Purchases of property and equipment	(7,446)	(3,586)	(27,327)	(11,468)
Purchase of businesses, net of cash acquired	—	—	(6,930)	—
Investment in variable interest entities, net of cash consolidated	—	—	—	(5,164)
Purchases of marketable securities	—	(13,902)	(11,355)	(106,382)
Proceeds from sale of marketable securities	5,242	12,946	43,335	59,814
Purchases of investments	—	—	(300)	—
Issuance of loan receivable	—	—	(13,636)	—
Net cash provided by (used in) investing activities	(2,029)	(4,505)	(15,955)	(60,492)
Cash flows from financing activities:
Proceeds from stock option exercises	—	1	554	219
Tax payments related to shares withheld for share-based compensation plans	(3,899)	(4,257)	(4,057)	(4,524)
Payments on debt	(1,250)	(751)	(215,745)	(3,252)
Dividends paid	(4,406)	(2,124)	(17,588)	(8,539)
Distributions to noncontrolling interest	—	—	(3,380)	—
Repurchase of Class A common stock	—	—	—	(11,280)
Payment of contingent consideration	—	—	(35,113)	(65,340)
Principal payments under finance lease obligation	(39)	(33)	(152)	(105)
Proceeds from borrowings on debt	667	—	213,087	—
Payments for debt issuance costs	—	—	(1,777)	—
Net cash used in financing activities	(8,927)	(7,164)	(64,171)	(92,821)
Effect of exchange rates on cash, cash equivalents and restricted cash	(3)	(2)	(5)	(3)
Net increase (decrease) in cash, cash equivalents and restricted cash	(4,880)	(10,896)	(4,935)	(74,399)
Cash, cash equivalents and restricted cash:
Beginning	111,389	122,340	111,444	185,843
Ending	$106,509	$111,444	$106,509	$111,444

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
Consolidated EBITDA (1)	$16,246	$36,524	$57,666	$103,090
EBITDA attributable to redeemable noncontrolling interest	779	—	1,515	—
EBITDA attributable to noncontrolling interest	—	3,404	230	3,399
Interest expense	(4,503)	(3,651)	(17,291)	(10,876)
Interest income	1,600	948	5,055	2,864
Income tax (expense) benefit	1,712	(3,254)	2,750	(11,559)
Amortization of syndication contracts	(113)	(120)	(471)	(468)
Payments on syndication contracts	114	166	480	470
Non-cash stock-based compensation included in direct operating
expenses	(2,264)	(2,816)	(9,482)	(5,694)
Non-cash stock-based compensation included in corporate expenses	(4,381)	(9,223)	(14,216)	(14,340)
Depreciation and amortization	(7,671)	(6,485)	(28,007)	(25,697)
Change in fair value of contingent consideration	(6,400)	(7,400)	2,539	(14,210)
Non-recurring severance charge	(287)	(4,316)	(899)	(4,316)
Dividend income	3	—	35	20
Realized gain (loss) on marketable securities	1	(59)	(93)	(532)
Other operating gain (loss)	(609)	(1,393)	(609)	(382)
Impairment charge	(12,278)	(1,600)	(13,267)	(1,600)
Gain (loss) on debt extinguishment	—	—	(1,556)	—
Net (income) loss attributable to redeemable noncontrolling interest	(157)	—	(158)	—
Net (income) loss attributable to noncontrolling interest	—	(2,353)	342	(2,050)
Net income (loss) attributable to common stockholders	(18,208)	(1,628)	(15,437)	18,119

Depreciation and amortization	7,671	6,485	28,007	25,697
Impairment charge	12,278	1,600	13,267	1,600
Deferred income taxes	(10,796)	(557)	(10,965)	(3,708)
Amortization of debt issuance costs	91	238	355	1,314
Amortization of syndication contracts	113	120	471	468
Payments on syndication contracts	(114)	(166)	(480)	(470)
Non-cash stock-based compensation	6,645	12,039	23,698	20,034
Realized (gain) loss on marketable securities	(1)	59	93	532
(Gain) loss on disposal of assets/business	748	(37)	737	(636)
Change in fair value of contingent consideration	6,400	7,400	(2,539)	14,210
(Gain) loss on debt extinguishment	—	—	1,556	—
Net (income) loss attributable to redeemable noncontrolling interest	157	—	158	—
Net income (loss) attributable to noncontrolling interest	—	2,353	(342)	2,050
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(25,508)	(31,983)	(9,247)	(9,687)
(Increase) decrease in prepaid expenses and other assets	15,025	2,200	7,826	2,017
Increase (decrease) in accounts payable, accrued expenses and other liabilities	11,578	2,652	38,038	7,377
Net cash provided by (used in ) operating activities	$6,079	$775	$75,196	$78,917

(1) Consolidated EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
Consolidated EBITDA (1)	$16,246	$36,524	$57,666	$103,090
Net, cash interest expense (1)	(2,812)	(2,465)	(11,881)	(6,698)
Dividend income	3	—	35	20
Cash paid for income taxes	(7,171)	(5,465)	(13,100)	(16,921)
Capital expenditures (2)	(7,446)	(3,586)	(27,327)	(11,468)
Landlord incentive reimbursement	—	—	3,509	—
Other operating gain (loss)	(609)	(1,393)	(609)	(382)
Non-recurring cash severance charge	(287)	(4,316)	(899)	(4,316)
Free cash flow (1)	(2,076)	19,299	7,394	63,325

Capital expenditures (2)	7,446	3,586	27,327	11,468
Landlord incentive reimbursement	—	—	(3,509)	—
EBITDA attributable to redeemable noncontrolling interest	779	—	1,515	—
EBITDA attributable to noncontrolling interest	—	3,404	230	3,399
(Gain) loss on disposal of assets/business	748	(37)	737	(636)
Cash paid for income taxes	7,171	5,465	13,100	16,921
Deferred income taxes	(10,796)	(557)	(10,965)	(3,708)
Income tax (expense) benefit	1,712	(3,254)	2,750	(11,559)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(25,508)	(31,983)	(9,247)	(9,687)
(Increase) decrease in prepaid expenses and other assets	15,025	2,200	7,826	2,017
Increase (decrease) in accounts payable, accrued expenses and other liabilities	11,578	2,652	38,038	7,377
Cash Flows From Operating Activities	$6,079	$775	$75,196	$78,917

(1)
Consolidated EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.